                                                                    Exhibit 21

                  LIST OF FIRST DATA CORPORATION SUBSIDIARIES
                           (AS OF FEBRUARY 28, 1997)


NAME OF SUBSIDIARY                             JURISDICTION OF INCORPORATION
------------------                             -----------------------------

440 Insurance Agency, Inc.                     Connecticut
440 Insurance Agency of Massachusetts, Inc.    Massachusetts
Actuarial Computer Technology, Inc.            Delaware
American Rapid Corporation                     Delaware
Appalachian Computer Services, Inc.            Kentucky
Applied Mailing Systems, Inc.                  Massachusetts
Banc One Payment Services, L.L.C.              Delaware
Barnett - First Data Alliance                  Delaware General Partnership
Boatmen's Merchant Processing Company, L.L.C.  Delaware
Business Office Services, Inc.                 Delaware
Call Interactive Technologies                  New York General Partnership
CashTax Inc.                                   Delaware
CESI Holdings, Inc.                            Delaware
Credit Performance Inc.                        Delaware
DM Holdings, Inc.                              Delaware
Dabco Computer Services, Inc.                  California
Donnelley Funding, Inc.                        Delaware
Donnelley Marketing Consumer Promotions, Inc.  Delaware
Donnelley Marketing Holdings, Inc.             Delaware
Donnelley Marketing, Inc.                      Delaware
EBPLife Insurance Company                      Oklahoma
Eastern States Bankcard Association Inc.       New York
Employee Benefit Plans, Inc.                   Delaware
FDC International Inc.                         Delaware
FDR Interactive Technologies Corp.             New York
FDR Ireland Limited                            Delaware
FDR Limited                                    Delaware
FDR Missouri Inc.                              Delaware
FDR Signet Inc.                                Delaware
FDR U.K. Limited                               U.K.
FFMC Canada Inc.                               Ontario
FIRST HEALTH Insurance Agency, Inc.            Massachusetts
FIRST HEALTH of Canada Inc.                    Ontario
FIRST HEALTH Realty, Inc.                      Utah
FIRST HEALTH Review, Inc.                      Utah
FIRST HEALTH Services Corporation              Virginia
FIRST HEALTH Strategies, Inc.                  Delaware
FIRST HEALTH Strategies of New Mexico, Inc.    New Mexico
FIRST HEALTH Strategies of Ohio, Inc.          Ohio
FIRST HEALTH Strategies of Pennsylvania, Inc.  Pennsylvania
FIRST HEALTH Strategies of Texas, Inc.         Texas
FIRST HEALTH Strategies of Utah, Inc.          Utah
FIRST HEALTH Strategies (TPA), Inc.            Delaware
First Data Asia Pacific Limited                Hong Kong
First Data Barnett Alliance Partner Inc.       Delaware
First Data Canada Inc.                         Ontario
First Data Communications Corporation          Delaware

First Data de Mexico, S.A. de C.V.                Mexico
First Data Distributors, Inc.                     Massachusetts
First Data Integrated Services Inc.               Delaware
First Data Investor Services Group, Inc.          Massachusetts
First Data Investor Services Group Limited        Cayman Islands
First Data Latin America Inc.                     Delaware
First Data Merchant Services Corporation          Florida
First Data Pittsburgh Alliance Partner Inc.       Delaware
First Data Resources Asia-Pacific Limited         Australia
First Data Resources Australia Holdings Limited   Australia
First Data Resources Australia Limited            Australia
First Data Resources Holdings Pty Limited         Australia
First Data Resources Investments Pty Limited      Australia
First Data Resources Inc.                         Delaware
First Data Resources Limited                      U.K.
First Data Solutions Inc.                         Delaware
First Data Technologies, Inc.                     Delaware
First Data Tennessee Inc.                         Delaware
First Financial Bank                              Georgia
First Financial Management Corporation            Georgia
First Image Management Corporation                Georgia
First Mental Health, Inc.                         Tennessee
GAMMA Micro-Systemes LTEE                         Quebec
GAMMA Terminal Inc.                               Quebec
Grupo Dinamico Empresarial, S.A. de C.V.          Mexico
Hogan Information Services Co.                    Delaware
Huntington Merchant Services, L.L.C.              Delaware
IBT Canada Corporation                            Canada
Integrated Marketing Services, Inc.               Nebraska
Integrated Payment Systems Canada Inc.            Ontario
Integrated Payment Systems Inc.                   Delaware
International Banking Technologies, Inc.          Georgia
Master Collectors of Dallas, Inc.                 Texas
MicroBilt Corporation                             Georgia
MicroBilt Leasing, Inc.                           Georgia
Midwest Benefits Corporation                      Michigan
NaBANCO Georgia, Inc.                             Georgia
National Truckers Service Canada Inc.             Ontario
Nationwide Credit, Inc.                           Georgia
NCI Recoveries Limited                            U.K.
NTS Fleet Services, Inc.                          Texas
NTS, Inc.                                         Maryland
PNC Merchant Services Company                     Delaware General Partnership
PRIMExtra, Inc.                                   Delaware
Service Center, Inc.                              Maryland
Servicio Internacional de Envios, S.A. de C.V.    Mexico
Servicio Mexicano de Apoyo, S.C.                  Mexico
Shared Global Systems, Inc.                       Texas
Signet                                            U.K.
Signet Network Services Limited                   U.K.
Signet Processing, Ltd.                           U.K.
Southern Telecheck, Inc.                          Louisiana

TeleCheck International, Inc.                     Georgia
TeleCheck Payment Systems Limited                 New Zealand
TeleCheck Pittsburgh/West Virginia, Inc.          Pennsylvania
TeleCheck Recovery Services, Inc.                 Colorado
TeleCheck Services, Inc.                          Delaware
TeleCheck Services of Puerto Rico, Inc.           Georgia
The Joint Credit Card Company                     U.K.
The Shareholder Services Group (Bermuda) Limited  Bermuda
Unified Merchant Services                         Georgia General Partnership
U.S. Administrators, Inc.                         California
U.S. Northwest Alliance L.L.C.                    Delaware
VIPS, Inc.                                        Maryland
Wachovia Merchant Services, L.L.C.                Delaware
Western Union Communications, Inc.                Delaware
Western Union Financial Services (Canada), Inc.   Canada
Western Union Financial Services Eastern
  Europe Limited                                  Delaware
Western Union Financial Services (Hong Kong)
  Limited                                         Hong Kong
Western Union Financial Services, Inc.            Delaware
Western Union MT East                             Russian Federation
Western Union S.A.                                Argentina